Exhibit 99.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (“Agreement”) is made and entered into by and between David Hills (hereinafter referred to as “Employee”) and LookSmart, Ltd., its successors, subsidiaries, related companies, parent company and affiliates (hereinafter sometimes referred to as the “Company” or “LookSmart”).

The Company and the Employee agree that the Employee’s employment may be terminated without notice or cause;

The Company and the Employee agree that the Employee’s employment terminated after the close of business on August 1, 2007 (“Separation Date”);

This Agreement may not be executed by the Employee and will not be accepted by LookSmart until AFTER the Employee’s Separation Date but within the period provided for in this Agreement;

The Employee acknowledges that the Employee has received all compensation due and owing, including all wages, commissions, bonuses and compensation for accrued and unused vacation through the Separation Date;

The Employee does not have pending against the Company or any Employee, agent, official, or director of the Company any claim, charge, or action in or with any federal, state, or local court or administrative agency; and

The Employee wishes to receive the severance pay provided hereunder, receipt of which is expressly conditioned upon the execution and effectiveness of this Release.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this document and the payment of the severance pay hereunder, which shall be paid by the Company to the Employee in accordance with this Agreement, and in an effort to avoid unnecessary lawsuits, it is hereby agreed by and between the parties as follows:

FIRST:

A. Severance Payments. (i) The Company will pay the Employee Severance Pay, totaling $496,640, less required withholdings and authorized deductions, representing one hundred percent (100%) of his annual base salary and 100% of his actual, earned incentive bonus for the 2006 fiscal year, which amount shall be payable as separate sets of payments as follows: (a) $64,570, less required withholdings and authorized deductions, will be paid in cash in one lump sum within one business day following the Effective Date of this Agreement, (b) $64,570, less required withholdings and authorized deductions, will be paid in one lump sum on the 6-month anniversary of the Separation Date; and (c) $367,500, less required withholdings and authorized deductions, will be paid in equal installments over the twelve (12) month period commencing with the first regularly scheduled payroll date after the Effective Date of this Agreement, pursuant to the Company’s standard payroll policies and schedule, (ii) provided that the Employee elects to continue his health insurance under COBRA in a timely manner, the Company will pay the monthly premiums for the Employee’s COBRA coverage as they become due covering the period from August 1, 2007 until the earlier of the date the Employee accepts other employment or July 30, 2008, (iii) the Employee shall be provided access to mutually agreed upon outplacement services for up to six (6) months following the Separation Date, and (iv) the Company will reimburse the Employee for legal expenses he incurred in connection with the review and execution of this Agreement up to a maximum of $2,000. The foregoing is subject to the provisions that (i) the Employee returns all Company materials and equipment within five (5) days after the Separation Date, provided that the Employee may retain his laptop computer following submission of such computer to the Company for removal of proprietary data, (ii) the Employee tenders his resignation from the Company’s board of directors, effective as of the Separation Date; (iii) the Employee satisfies all payment obligations to the Company, and (iv) the Employee signs and returns this Agreement, without revocation, AFTER the Employee’s Separation Date, but no later than 21 days after receipt of this Agreement or 10 days after the Employee’s Separation Date, whichever is later.

The Employee agrees that the foregoing payment constitutes the entire amount of monetary consideration provided to the Employee under this Agreement and in full satisfaction of the Company’s obligations to the Employee under the terms of Employee’s employment offer letter with the Company, dated September 24, 2004 (the “Offer Letter”), and that the Employee will not seek any further compensation for any other claimed damage, costs, or attorneys’ fees in connection with the matters encompassed in this Agreement.

B. Consulting Arrangement. The Employee will provide consulting services to the Company, to identify, bring to the Company and assist in closing sales transactions with mutually agreed upon qualifying entities, for a period of twelve (12) months following the Separation Date, subject to the Company’s right to terminate the Consulting Period if the Employee breaches this Agreement and (if such breach is curable) does not cure such breach following written notice from the Company and a ten day cure period or the Company and the Employee do not reach mutual agreement on the topics requiring such agreement hereunder (the “Consulting Period”). The Company will pay the Employee as follows for such consulting services: (a) a monthly retainer of $10,000, following presentation of an invoice by the Employee, (b) a $5,000 per-transaction-closed fee for mutually agreed upon deals in each quarter of the Consulting Period beginning with the third mutually agreed upon deal in each quarter, and (c) for the first six months of the Consulting Period, a transaction fee equal to 2.5% of the Company’s net revenues realized in the initial term of those transactions that the Employee provides substantial assistance to the Company in identifying, bringing to the Company and closing; for the second six months of the Consulting Period, the 2.5% transaction fee referenced in the prior portion of this subpart (c) will be modified based on mutual agreement, to an amount between 1% and 2%. The fee payable in subpart (c) above shall be paid based on net revenues realized by the Company over the initial term of the applicable transaction agreement, regardless of whether the Consulting Period has ended prior to the expiration of the initial term of the transaction agreement on which the fee is based. The Company and the Employee acknowledge and agree that it is the mutual expectation of the parties that the consulting services to be rendered by the Employee during the Consulting Period shall be not less than 15% and not more than 20% of the level of services provided by the Employee for the Company during the period of his employment. Without the Company’s consent, the Employee will not provides services that amount to less than 15% of regular full-time work hours in any given month during the Consulting Period.

SECOND: During the period of his employment, the Company granted certain stock options to the Employee, which options are listed on the Options and Awards Summary attached as Exhibit A to this Agreement (the “Options”). Pursuant to the terms of the existing stock option agreements (the “Option Agreements”) for the Options and the provisions of the stock plan to which the Options are subject, the Options shall continue to vest through the Consulting Period. In the event there is a Change of Control of the Company (as defined in the Offer Letter) during the Consulting Period, and within twelve (12) months thereafter the Employee’s consulting arrangement is terminated by the Company or a successor, the Employee shall be entitled to receive the accelerated vesting of the Options as set forth in the Offer Letter. Notwithstanding the foregoing, for the avoidance of doubt, upon any expiration of the Consulting Period without the Company’s (or its successor’s) termination thereof, and/or the expiration or termination of the Options by their terms, the Employee shall not receive any acceleration hereunder.

Except as set forth in this Agreement and the Option Agreements, the Employee acknowledges that he has no right, title or interest in or to any shares of the Company’s capital stock under the Offer Letter, the Option Agreements, or any other agreement (oral or written) with the Company.

THIRD: This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of the Employee or any person, violation of any order, law, statute, duty, or contract whatsoever against the Employee or any person. The Company specifically disclaims any liability to the Employee or any other person for any alleged violation of the rights of the Employee or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its employees or agents or related companies or their employees or agents.

FOURTH: The Employee represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature which are in any way pending against the Company or any of the Releasees with any court with respect to any matter covered by this Agreement and agrees, to the extent permitted by law, that he will not do so in the future. The Employee further represents that, with respect to any charge, complaint or claim he has filed or otherwise pursued or will file or otherwise pursue in the future with any state or federal agency against the Company or any of the Released Parties, he will forgo any monetary damages, including but not limited to compensatory damages, punitive damages, and attorneys’ fees, to which he may otherwise be entitled in connection with said charge, complaint or claim. Nothing in this Agreement shall limit the Employee’s right to file a charge, complaint or claim with any state or federal agency or to participate or cooperate in such matters.

FIFTH: If requested by the Company, and upon reasonable notice, the Employee will act or appear as a witness, deponent or in any other reasonable capacity to assist the Company or any affiliate in any civil or criminal action, claim, inquiry, proceeding or investigation not arising from this Agreement. The Employee will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company, its officers, directors, employees, investors, stockholders, administrators, parent and subsidiary corporations, predecessor and successor corporations and assigns, unless under a subpoena or other court order to do so. The Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company.

SIXTH: The Employee agrees that all rights under section 1542 of the Civil Code of the State of California are waived by the Employee. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

SEVENTH: Notwithstanding the provisions of section 1542 of the Civil Code of the State of California, or any other similar statute under the law of the state of employment or residence, the Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its officers, agents, directors, supervisors, Employees, representatives, and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) which the Employee at any time heretofore had or claimed to have, or which the Employee may have or claim to have, related or in any manner incidental to the Employee’s employment with the Company, the resignation or termination therefrom or otherwise. It is expressly understood by Employee that among the various rights and claims being waived in this Agreement are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990 and the California Fair Employment and Housing Act. Notwithstanding the above, claims being released by the Employee under this Agreement do not include obligations created by this Agreement or any existing rights to indemnity pursuant to statute, contractual indemnity, or By-law provisions of the Company or any of its parent entities, subsidiaries and affiliated entities or any claim that is not waivable under applicable law, including but not limited to the California Labor Code.

EIGHTH: The parties understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of the Employee’s employment with the Company and the Employee’s termination. All such claims (including related attorneys’ fees and costs) are forever barred by this Agreement regardless of whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, discrimination or harassment of any kind (including, without limitation: age, race, sex, national origin, marital status, religion, sexual orientation or preference, veteran’s preference, and disability); any other claim or cause of action; and regardless of the forum in which it might be brought.

NINTH: The Employee agrees that he shall continue to conduct himself in a professional manner and that he will refrain from any disparagement, criticism, defamation, slander of the Company, or tortious interference with the contracts and relationships of the Company.

TENTH: The Employee will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the Securities and Exchange Commission as they relate to required information with respect to the Employee.

ELEVENTH: For a period of twelve (12) months following the end of the Consulting Period, the Employee agrees that he will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, directly or indirectly, employees or consultants of the Company, either for his own benefit or for the benefit of any other person or entity. Further, the Employee agrees that he will not use any confidential or proprietary information of the Company to attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to solicit or influence any client, customer or other person either directly or indirectly, to direct his, her or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

TWELFTH: The Employee has received all salary, accrued vacation, accrued sabbatical payments, commissions, bonuses, wages, compensation or other such sums due to him, other than amounts, if any, to be paid after the date hereof pursuant to this Agreement. The Employee further acknowledges and agrees that, in light of the payment made on the Separation Date by the Company of all wages due, the California Labor Code section 206.5 is not applicable to the Employee. That section provides in pertinent part as follows:

NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

THIRTEENTH: The Employee understands and agrees that he:

A. has up to twenty-one (21) days within which to consider this Agreement before executing it;

B. has reviewed all aspects of this Agreement;

C. has carefully read and fully understands all the provisions of this Agreement;

D. understands that in agreeing to this document he is releasing the Company from any and all claims he may have against the Company;

E. knowingly and voluntarily agrees to all the terms set forth in this Agreement;

F. was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement; and

G. has a full seven (7) days following the execution of this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired. To revoke, the Employee must send a written statement of revocation by certified mail, return receipt requested, to Human Resources Department, 625 Second Street, San Francisco, CA 94107.

By signing this Severance Agreement and General Release, the Employee agrees that he will not pursue any claim covered by this Release. If the Employee breaks this promise, the Employee agrees to pay the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any claims other than claims under the Older Workers Benefit Protection Act (OWBPA) and the Age Discrimination in Employment Act (ADEA). In spite of this release, the Employee still retains the right to challenge the knowing and voluntary nature of this release under the OWBPA and the ADEA before a court, the Equal Employment Opportunity Commission (EEOC), or any state or local agency permitted to enforce those laws, and this Release does not impose any penalty or condition for doing so. The Employee should also understand that nothing in this release prevents the Employee from filing a charge or complaint with, or from participating in an investigation or proceeding conducted by the EEOC or any state or local agency which can act as a referral agency for the EEOC. Employee understands, however, that if he successfully pursues a claim against the Company under the OWBPA or the ADEA, the Company may seek to set off the amount paid the Employee for signing the release against any award the Employee obtains. If the Employee unsuccessfully pursues a claim against the Company under the OWBPA or the ADEA, then the Company may be entitled to recover its costs and attorneys’ fees to the extent specifically authorized by federal law.

FOURTEENTH: The parties acknowledge that they do not rely and have not relied upon any representation or statement made by any of the parties other than those specifically stated in this written Agreement.

FIFTEENTH: This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns. The Employee expressly warrants that the Employee has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

SIXTEENTH: Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

SEVENTEENTH: This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

EIGHTEENTH: The provisions of this Agreement will be construed in accordance with the laws of the State of California. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

NINETEENTH: The parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara County, California, in accordance with the rules of the American Arbitration Association by one arbitrator mutually agreed upon by the parties. The arbitrator will apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. The Company shall pay the costs of the arbitration proceeding, provided however that each party shall, unless otherwise determined by the arbitrator, bear its or his own attorneys’ fees and expenses. The arbitration decision shall be final, conclusive and binding on both parties and any arbitration award or decision may be entered in any court having jurisdiction. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section Nineteenth, without breach of the arbitration provision. The parties hereby waive any rights they may have to trial by jury in regard to arbitrable claims.

TWENTIETH: Finally, the Employee agrees to comply with his Employment Confidentiality and Arbitration Agreement which remains in effect and is incorporated herein by reference and agrees to maintain the confidentiality of all confidential information, knowledge, or data relating to LookSmart, or any affiliated company, which was obtained by the Employee during the Employee’s employment with LookSmart, and agrees not to communicate or divulge any such information, knowledge or data to anyone or utilize such information, knowledge or data without the prior written consent of the Company. The Employee agrees to return to the Company all Company property in his possession or under his control in accordance with this Agreement.

EMPLOYEE		LOOKSMART, LTD.

/s/ David Hills		By:	/s/ Edward F. West
David Hills

Date:	8/2/07	Date:	August 2, 2007

EXHIBIT A

Options and Awards Summary

LookSmart, Ltd.	PERSONNEL SUMMARY	Page:	1
	AS OF 7/26/2007	File:	Persnl
	Current	Date:	8/2/2007
	Report Type: All	Time:	5:35:40 PM
ID is equal to 036385001

Name	ID	Grant Number	Grant Date	Plan/Type	Shares	Price	Exercised/ Released	Vested	Cancelled	Unvested	Outstanding/ Unreleased	Exercisable/ Releasable
Hills, David	036385001	00004798	10/27/2004	1998/NQ	350,000	$8.6500	0	240,625	0	109,375	350,000	240,625
		00004799	10/27/2004	1998/NQ	50,000	$14.0000	0	34,375	0	15,625	50,000	34,375
		NO0285	8/5/2005	1998/NQ	100,000	$3.1000	0	50,000	0	50,000	100,000	50,000
		NO0341	3/6/2006	1998/NQ	100,000	$4.6100	0	33,333	0	66,667	100,000	33,333
		PO0001	3/6/2006	1998/NQ	22,679	$4.6100	0	22,679	0	0	22,679	22,679
		NO0562	3/1/2007	1998/NQ	120,000	$4.3200	0	12,500	0	107,500	120,000	12,500
		PO0001-1	3/6/2006	1998/NQ	35,686	$4.6100	0	0	35,686	0	0	0

			TOTALS		778,365		0	393,512	35,686	349,167	742,679	393,512

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